EXHIBIT 23.3


CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Form SB-2 being filed under the Securities Act of 1933 by Motorcars Auto Group Incorporated of our report dated August 17, 2001, relating to our audits of the financial statements of Motor Cars of South Florida, Inc., as of and for the year ended December 31, 2000.


/S/GOLDSTEIN SCHECHTER PRICE LUCAS HORWITZ & CO, P.A.
-----------------------------------------------------
GOLDSTEIN SCHECHTER PRICE LUCAS HORWITZ & CO, P.A.
Certified Public Accountants

Miami, Florida

January 7, 2003